UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

CSB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

91 North Clay Street, P.O. Box 232, Millersburg, Ohio 44654

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 674-9015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 27, 2016, CSB Bancorp, Inc. (“CSB”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on March 10, 2016, the voting record date, there were 2,742,242 CSB common shares outstanding and entitled to vote. At the Annual Meeting, 1,932,020, or 70.5%, of the outstanding common shares entitled to vote were represented by proxy or in person.

(1)	Election of two directors to serve a three-year term expiring at the 2019 Annual Meeting of Shareholders:

	Number of Votes:
	For	Withheld	Broker Non- Votes
Jeffery A. Robb, Sr.	1,348,758	27,351	555,911
John R. Waltman	1,347,131	28,978	555,911

Other directors whose term of office continued after the Annual Meeting:

Robert K. Baker

Julian L. Coblentz

Ronald E. Holtman

J. Thomas Lang

Eddie L. Steiner

(3)	Non-binding, advisory vote upon a resolution to approve the compensation of CSB’s named executive officers as disclosed in CSB’s Proxy Statement filed March 24, 2016:

Number of Votes:
For	Against	Abstain
1,231,114	122,015	22,980

(3)	Ratification of the appointment of S.R. Snodgrass, P.C. as CSB’s independent registered public accounting firm for the 2016 fiscal year:

Number of Votes:
For	Against	Abstain
1,906,694	6,747	18,579

Section 8 – Other Events

Item 8.01.	Other Events.

On April 28, 2016, the Board of Directors of CSB Bancorp Inc., at its annual organization meeting, elected Mr. Robert K. Baker as Chairman of the Board of CSB Bancorp, Inc. Mr. Baker, a businessman, has been a Director of CSB Bancorp, Inc. since 2001 previously serving as Chairman of the Board from April 2003 to April 2007 and has served on various committees of the Board of Directors of CSB Bancorp, Inc.

Mr. John R. Waltman, the Company’s Chairman of the Board from April 2007 to April 2016 continues to serve as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB Bancorp, Inc.

By:	/s/ Paula J. Meiler
Paula J. Meiler
Senior Vice President and
Chief Financial Officer

Date: April 29, 2016